Exhibit 99.1

United Fire Group, Inc. Reports Estimates for Fourth Quarter and Year End 2019 Results
CEDAR RAPIDS, IOWA – February 13, 2020 – United Fire Group, Inc. (Nasdaq: UFCS) ("UFG") announced today that it estimates reporting a net loss per diluted share in the range of $0.91 and $0.95 for the fourth quarter of 2019 and net income per diluted share in the range of $0.56 and $0.60 for the full year of 2019. Also, for the fourth quarter of 2019, the Company estimates reporting a GAAP combined ratio in the range of 117 percent to 119 percent, with a GAAP loss ratio in the range of 84 percent to 87 percent. For the full year of 2019, the Company estimates a GAAP combined ratio in the range of 108 percent to 110 percent, with a GAAP loss ratio in the range of 75 percent to 78 percent. These numbers are estimates and are unaudited.
"Our 2019 results were negatively impacted by commercial auto losses and prior year reserve strengthening in our Gulf Coast Region," stated Randy A. Ramlo, President and Chief Executive Officer. "The escalation of commercial auto losses industry-wide and an increase in miles driven, driver shortages, distracted driving and run-away jury awards have resulted in an increase in severity of commercial auto losses."
United Fire Group, Inc. will report fourth quarter and full year 2019 earnings before the market opens on February 18, 2020, and will host a conference call to discuss its financial results at 9:00 a.m. Central Time on that date.

About UFG

Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance.

Through our subsidiaries, we are licensed as a property and casualty insurer in 46 states, plus the District of Columbia, and we are represented by approximately 1,000 independent agencies. A.M. Best Company assigns a rating of "A" (Excellent) for members of the United Fire & Casualty Group.

For more information about UFG, visit www.ufginsurance.com or contact:

Randy Patten, AVP and Controller, Corporate Finance, 319-286-2537 or IR@unitedfiregroup.com

Disclosure of Forward-Looking Statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about the Company, the industry in which we operate, and beliefs and assumptions made by management. Words such as "expect(s)," "anticipate(s)," "intends(s)," "plan(s)," "believe(s)" "continue(s)," "seek(s)," "estimate(s)," "goal(s)," "target(s)," "forecast(s)," "project(s)," "predict(s)," "should," "could," "may," "will," "might," "hope," "can" and other words and terms of similar meaning or expression in connection with a discussion of future operations, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual outcomes and results to differ materially from those expressed in the forward-looking statements is contained in Part I, Item 1A

"Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission ("SEC") on February 28, 2019.The risks identified in our Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.